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                                 EXHIBIT 11(A)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement of The Travelers Series Trust on Form N-1A (File Nos. 33-43628; 811-6465) of our reports dated February 24, 1997, on our audits of the financial statements and financial highlights of the U.S. Government Securities Portfolio, Social Awareness Stock Portfolio, Utilities Portfolio and the Zero Coupon Bond Fund Portfolios (Series 1998, 2000, 2005), which reports are included in the applicable Annual Reports of The Travelers Series Trust for the year ended December 31, 1996 which are incorporated by reference in this Post-Effective Amendment to the Registration Statement of The Travelers Series Trust. We also consent to the reference to our Firm as experts in accounting and auditing under the caption "Additional Information" in the Statement of Additional Information.


COOPERS & LYBRAND L.L.P.



Hartford, Connecticut
April __, 1997
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                        Independent Auditors' Consent



To the Shareholders and Board of Trustees of Travelers Series Trust


We consent to the use of our report on the Travelers Quality Bond, Lazard International Stock, MFS Emerging Growth, Federated High Yield, and Federated Stock Portfolios of the Travelers Series Trust dated February 19, 1997 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Additional Information" in the Statement of Additional Information.

                                        KPMG Peat Marwick LLP

New York, New York

April __, 1997